[GRAPHIC OMITTED] NVB
                              North Valley Bancorp


North Valley Bancorp Reports First Quarter Results

April 21, 2005 - REDDING, CA - North Valley Bancorp (NASDAQ:NOVB), a multi-bank holding company with $892 million in assets, today reported results for the three-months ending March 31, 2005. North Valley Bancorp ("the Company") is the parent company for North Valley Bank ("NVB"), and NVB Business Bank ("NVBBB") formerly known as Yolo Community Bank.

         The Company reported net income for the quarter ended March 31, 2005 of $2,259,000 or $0.29 per diluted share compared to $2,074,000 or $0.30 per diluted share for the same period in 2004. This represents an increase in net income of $185,000 or 8.9% but a decrease in diluted earnings per share of 3.3%. The increase in net income for the first quarter of 2005 was due to an increase in net interest income of $2,554,000, partially offset by an increase in non-interest expense of $1,844,000. During the first quarter of 2005, the Company recorded $286,000 in one-time charges primarily associated with the employment contract termination of a former executive. Excluding these charges, net income after tax would have been $2,425,000 or $0.31 per diluted share. This represents an increase in net income of $351,000 or 16.9% over the same period in 2004.

         Net interest income, which represents the Company's largest component of revenues and is the difference between interest earned on loans and investments and interest paid on deposits and borrowings, increased $2,554,000 or 36.3% for the quarter ended March 31, 2005 compared to the same period in 2004. This was due to an increase in interest income of $2,781,000 partially offset by an increase in interest expense of $227,000. The increase in interest income was due to total average outstanding loans going from $384,062,000 in the first quarter of 2004 to $556,936,000 in the same period this year. This represents an increase of $172,874,000 or 45.0%. Of the $172,874,000 increase in average loans, $90,791,000 was due to the addition of NVBBB. The increase in average total loans was funded with an increase in average total deposits of $137,312,000, and an increase in average borrowings of $31,118,000. Average yields on earning assets increased 42 basis points up to 6.01% for the first quarter of 2005 and the average rate paid on interest-bearing liabilities decreased by 4 basis points to 1.32% from the first quarter of 2004. The increase in asset yields was primarily due to the increase in total loans coupled with an increase in average loan yields, which increased from 6.74% in 2004 to 6.89% in 2005. The Company's net interest margin for the quarter ending March 31, 2005 was 4.96%, an increase of 49 basis points over the first quarter of 2004 and a slight increase from the 4.90% net interest margin achieved in the fourth quarter of 2004.

         Non-interest income was nearly flat with 2004 levels, coming in at $2,450,000 in the first quarter of 2005 compared to $2,461,000 for the same period in 2004. Service charges on deposits decreased from $1,372,000 in 2004 to $1,133,000 in 2005. This decrease is due to the elimination of North Valley Bank's $12.00 annual fee charged on all ATM cards and was eliminated in 2005 due to competitive market demands. This fee was historically assessed in January of each year and amounted to approximately $257,000 of income in 2004. The Company recorded $47,000 in gains on mortgage loan sales and $93,000 in gains on sales of securities in the first quarter of 2005. The Company is currently selling its fixed-rate mortgage production in order to maintain a loan portfolio with a shorter overall duration. Earnings on cash surrender value of life insurance policies decreased from $323,000 in the first quarter of 2004 to $277,000 in 2005 due to lower market rates associated with those policies. Other non-interest income increased $109,000 from 2004 levels due mainly to increased sales of third-party investments.

         Non-interest expense totaled $8,434,000 for the three months ending March 31, 2005 compared to $6,590,000 for the same period in 2004 which is an increase of $1,844,000 or 28.0%. Salaries and benefits increased by $1,261,000 or 36.9% over the first quarter of 2004 and is due to the inclusion of NVBBB as well as the employee termination costs mentioned above. Occupancy expense increased from $430,000 in the first three months of 2004 to $627,000 in the same period in 2005 and other expense increased from $2,167,000 in 2004 to $2,564,000 in 2005, both increases were also due to the inclusion of NVBBB's operations.

Credit Quality

         Non-Performing loans (defined as non-accrual loans and loans 90 days or more past due and still accruing interest) decreased $685,000 to $1,485,000 or 0.25% of total loans at March 31, 2005 from $2,170,000 or 0.39% of total loans at December 31, 2004. The allowance for loan and lease losses at March 31, 2005 was $7,367,000 or 1.28% of total loans compared to $7,217,000 or 1.30% of total loans at December 31, 2004. The ratio of net charge-offs to average loans outstanding for the three months ended March 31, 2005 was 0.09% compared to 0.08% for the same period in 2004. The allowance for loan and lease losses as a percentage of nonperforming loans was 507.02% as of March 31, 2005 compared to 332.58% as of December 31, 2004.

Summary

         "Although the first quarter contained some one-time charges which decreased our net income, the trends that began last year have continued. Specifically, our net interest margin continues to grow, to 4.96% this quarter compared to 4.90% in the fourth quarter of 2004. Loans continue to grow as total loans outstanding increased by $19.9 million in the first quarter. Our new offices, opening up in Santa Rosa and Ukiah, provide further opportunity for continued franchise growth but in the short-term, these new offices and our expansion in Woodland, have contributed to higher operating costs. In spite of this, looking at our expenses excluding the one-time charges, our efficiency ratio decreased to 67.6% this quarter compared to the 72.0% ratio in the fourth quarter of 2004. Lastly, our credit quality continues to improve with nonperforming loans decreasing to 0.25% of total loans and the allowance for loan and lease losses is now five times our nonperforming loans" stated Michael
J. Cushman, President & CEO.

         North Valley Bancorp is a multi-bank holding company headquartered in Redding, California. North Valley Bank ("NVB") operates twenty commercial banking offices in Shasta, Humboldt, Del Norte, Mendocino and Trinity Counties in Northern California including two in-store supermarket branches and two Business Banking Centers. NVB Business Bank operates five commercial banking offices in Yolo, Solano, Sonoma, Placer Counties and Mendocino Counties in Northern California. North Valley Bancorp, through its subsidiary banks, offers a wide range of consumer and business banking deposit products and services including internet banking and cash management services. In addition to these depository services, North Valley Bank engages in a full complement of lending activities including consumer, commercial and real estate loans, with particular emphasis on short and medium term loans and installment loans through the Dealer Finance Division. NVB has SBA Preferred Lender status and provides investment services to its customers through an affiliated relationship. Visit the Company's website address at www.nvbancorp.com.

Cautionary Statement: This release contains certain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those stated herein. Management's assumptions and projections are based on their anticipation of future events and actual performance may differ materially from those projected. Risks and uncertainties which could impact future financial performance include, among others, (a) competitive pressures in the banking industry; (b) changes in the interest rate environment; (c) general economic conditions, either nationally or regionally or locally, including fluctuations in real estate values; (d) changes in the regulatory environment; (e) changes in business conditions or the securities markets and inflation; (f) possible shortages of gas and electricity at utility companies operating in the State of California, and (g) the effects of terrorism, including the events of September 11, 2001, and thereafter, and the conduct of war on terrorism by the United States and its allies. Therefore, the information set forth herein, together with other information contained in the periodic reports filed by the Company with the Securities and Exchange Commission, should be carefully considered when evaluating the business prospects of the Company. North Valley Bancorp undertakes no obligation to update any forward-looking statements contained in this release.

For further information contact:
Michael J. Cushman                        or    Edward J. Czajka
President & Chief Executive Officer             Executive Vice President & Chief
(530) 226-2900    Fax: (530) 221-4877              Financial Officer

                      North Valley Bancorp and Subsidiaries
                               Statement of Income
                  Dollars in thousands except per share amounts
                                   (Unaudited)

                                                              For the Three Months Ended
                                                                   2005          2004      $ Change     % Change
                                                            -----------------------------------------------------
INTEREST INCOME:
         Loans and leases including fees                         $ 9,457       $ 6,493      $ 2,964        45.6%
         Investment Securities
           Taxable                                                 1,688         1,883         (195)      -10.4%
           Exempt from federal taxes                                 311           407          (96)      -23.6%
         Federal funds sold                                          171            63          108       171.4%
                                                            -----------------------------------------------------
           Total interest income                                  11,627         8,846        2,781        31.4%

INTEREST EXPENSE:
         Deposits                                                  1,252         1,141          111         9.7%
         Subordinated debentures                                     411           354           57        16.1%
         Other borrowings                                            366           307           59        19.2%
                                                            -----------------------------------------------------
           Total interest expense                                  2,029         1,802          227        12.6%

Net Interest Income                                                9,598         7,044        2,554        36.3%

Provision for loan and lease losses                                  270             -          270            -
Net interest income after provision for loan
     and lease losses                                              9,328         7,044        2,284        32.4%

NONINTEREST INCOME:
         Service charges on deposit accounts                       1,133         1,372         (239)      -17.4%
         Other fees and charges                                      568           535           33         6.2%
         Earnings on cash surrender value of life
           insurance policies                                        277           323          (46)      -14.2%
         Gain on sale of loans                                        47             -           47       100.0%
         Gains on sales or calls of securities                        93             8           85      1062.5%
         Other                                                       332           223          109        48.9%
                                                            -----------------------------------------------------
           Total noninterest income                                2,450         2,461          (11)       -0.4%

NONINTEREST EXPENSES:
         Salaries and employee benefits                            4,682         3,421        1,261        36.9%
         Occupancy expense                                           627           430          197        45.8%
         Furniture and equipment expense                             561           572          (11)       -1.9%
         Other                                                     2,564         2,167          397        18.3%
                                                            -----------------------------------------------------
           Total noninterest expenses                              8,434         6,590        1,844        28.0%

Income before Provision for Income Taxes                           3,344         2,915          429        14.7%

Provision for Income Taxes                                         1,085           841          244        29.0%
                                                            -----------------------------------------------------

Net Income                                                       $ 2,259       $ 2,074        $ 185         8.9%
                                                            =====================================================
Earnings per Share:
           Basic                                                  $ 0.31        $ 0.32      $ (0.01)       -3.1%
           Diluted                                                $ 0.29        $ 0.30      $ (0.01)       -3.3%

                      North Valley Bancorp and Subsidiaries
                                  Balance Sheet
                  (dollars in thousands except per share data)
                                   (unaudited)

                                                                        31-Mar-05    31-Dec-04     $ Change    % Change
                                                                     ---------------------------------------------------
ASSETS Cash and cash equivalents:
  Cash and due from banks                                                $ 36,207     $ 23,575     $ 12,632       53.6%
  Federal funds sold                                                       21,850          640       21,210     3314.1%
                                                                     ---------------------------------------------------
    Total cash and cash equivalents                                        58,057       24,215       33,842      139.8%

Interest-bearing cash in other financial institutions                           -          500         (500)    -100.0%
Investment securities:
  Available for sale, at fair value                                       189,084      218,961      (29,877)     -13.6%
  Held to maturity, at amortized cost                                         132          133           (1)      -0.8%

Loans and leases, net of allowance for loan and lease losses of
   $7,367 and $7,217 at March 31, 2005 and December 31, 2004              566,024      546,128       19,896        3.6%
Premises and equipment, net                                                15,169       13,927        1,242        8.9%
FHLB & FRB Stock                                                            4,783        4,826          (43)      -0.9%
Other real estate owned                                                        32            -           32        0.0%
Goodwill and core deposit intangibles, net                                 18,636       18,799         (163)      -0.9%
Accrued interest receivable                                                 3,751        4,351         (600)     -13.8%
Cash surrender value of life insurance                                     27,805       27,541          264        1.0%
Other assets                                                                8,706        6,850        1,856       27.1%
                                                                     ---------------------------------------------------
TOTAL ASSETS                                                            $ 892,179    $ 866,231     $ 25,948        3.0%
                                                                     ===================================================

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES:
Deposits:
  Noninterest-bearing demand deposits                                   $ 177,850    $ 165,595     $ 12,255        7.4%
  Interest-bearing
    Demand deposits                                                       196,648      187,738        8,910        4.7%
    Savings                                                               214,756      200,628       14,128        7.0%
    Time Certificates                                                     155,742      157,693       (1,951)      -1.2%
                                                                     ---------------------------------------------------
      Total deposits                                                      744,996      711,654       33,342        4.7%

Other borrowed funds                                                       50,166       57,594       (7,428)     -12.9%
Accrued interest payable and other liabilities                              8,943        9,884         (941)      -9.5%
Subordinated debentures                                                    21,651       21,651            -        0.0%
                                                                     ---------------------------------------------------
      Total liabilities                                                   825,756      800,783       24,973        3.1%
                                                                     ---------------------------------------------------

STOCKHOLDERS' EQUITY:
Preferred stock, no par value: authorized 5,000,000
  shares: none outstanding
Common stock, no par value: authorized 20,000,000
  shares, outstanding  7,415,825 and 7,311,726 at
  March 31, 2005 and December 31, 2004                                     38,408       37,917          491        1.3%
Retained Earnings                                                          29,922       28,403        1,519        5.3%
Accumulated other comprehensive loss, net of tax                           (1,907)        (872)      (1,035)     118.7%
                                                                     ---------------------------------------------------
Total stockholders' equity                                                 66,423       65,448          975        1.5%

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                              $ 892,179    $ 866,231     $ 25,948        3.0%
                                                                     ===================================================

                      North Valley Bancorp and Subsidiaries
                  (dollars in thousands except per share data)
                                   (unaudited)

Financial Ratios
                                                         For the three months ended March 31,
                                                             2005                     2004
                                                        --------------           -------------
Return on average assets                                         1.00%                   1.17%
Return on average equity                                        13.74%                  17.75%
Return on tangible equity                                       19.20%                  17.75%
Noninterest Income to Average Assets                             1.08%                   1.38%
Noninterest Expense to Average Assets                            3.73%                   3.71%
Net interest margin (Taxable-equivalent)                         4.96%                   4.47%
Average equity to average assets                                 7.28%                   6.51%

Allowance for Loan and Lease Losses

Balance beginning of year                                       $7,217                  $6,493
Provision for loan losses                                          270                       -
Net charge offs (recoveries)                                       120                      74

Balance end of period                                           $7,367                  $6,419

Non-Performing Assets                                      March 31,              December 31,
                                                             2005                     2004
                                                        --------------           -------------

Total nonaccrual loans                                          $1,079                  $1,155
Loans 90 days past due and still accruing                          374                   1,015

Total nonperforming loans                                       $1,453                  $2,170
Other real estate owned                                             32                       -

Total nonperforming assets                                      $1,485                  $2,170

Nonaccrual loans to total gross loans                            0.19%                   0.15%
Nonperforming loans to total gross loans                         0.25%                   0.39%
Total nonperforming assets to total assets                       0.17%                   0.21%

Allowance for loan losses to nonperforming loans               507.02%                 332.58%
Allowance for loan losses to total gross loans                   1.28%                   1.30%
Allowance for loan losses to nonperforming assets              496.09%                 332.58%


Total Gross Loans                                              573,391                 553,345
Total Assets                                                   892,179                 866,231
Average Loans Outstanding (ytd)                                556,936                 438,044
Average Assets (ytd)                                           903,576                 777,604
Average Equity (ytd)                                            65,774                  50,655